UNITED STATES

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Brookdale Senior Living Inc.

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Below are images of updates made to the Company’s website: VoteBrookdaleBLUE.com on June 11, 2025 in connection with its 2025 Annual Meeting of Stockholders, which will be held on July 11, 2025:

BROOKDALE SENIOR LIVING HOME OUR NOMINEES OUR STRATEGY ATTEMPTED ENGAGEMENT WITH ORTELIUS WHAT THE EXPERTS ARE SAYING SHAREHOLDER RESOURCES HOW TO VOTE Meet Brookdale’s Highly Qualified Director Nominees Vote “FOR” ONLY Brookdale’s Eight Nominees on the BLUE Proxy Card Brookdale Recommends the Election of ONLY Its Eight Director Nominees to Oversee and Accelerate Brookdale’s Success Collectively, Brookdale’s proposed nominees offer a wealth of experience in areas relevant to Brookdale’s business, including real estate, finance, M&A, sales and marketing, healthcare (operations, clinical and strategy), and senior living. Brookdale has demonstrated its commitment to refreshment at the Board level, with four directors whom have been appointed in the last twelve months, valuing an invigorating balance of institutional knowledge and fresh perspectives. 2002 Denise W. Warren CHAIRMAN & INTERIM CHIEF EXECUTIVE OFFICER Read Bio Jordan R. Asher, MD INDEPENDENT DIRECTOR Claudia N. Drayton Read Bio INDEPENDENT DIRECTOR Read Bio Mark Fioravanti INDEPENDENT DIRECTOR Read Bio A & Q a Victoria L. Freed INDEPENDENT DIRECTOR Read Bio Joshua Hausman INDEPENDENT DIRECTOR Read Bio Elizabeth B. Mace INDEPENDENT DIRECTOR Lee S. Wielansky Read Bio INDEPENDENT DIRECTOR Read Bio Jordan Asher Claudia Drayton Mark Fioravanti Brookdale’s Eight Nominees Are Best Positioned to Represent Your Interests Other Current or Current or Former CEO Former CFO Significant Senior Living (IL, AL, MC) Healthcare (Operations & Strategy) Healthcare (Clinical) Sales & Hospitality Marketing Real Estate Finance / Economics Mergers & Acquisitions Public Board Service Victoria Freed Joshua Hausman Elizabeth Mace Denise Warren Lee Wielansky Protect the Value of Your Investment: Use the BLUE Proxy Card to Vote “FOR” ONLY Brookdale’s Eight Highly-Qualified Director Nominees Today How to Vote Investors Jessica Hazel Jessica.hazel@brookdale.com Media media.relations@brookdale.com Tim Lynch / Leigh Parrish Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 Privacy Policy Terms of Use Disclaimer If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. +1 (877) 750-5838 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other countries) How to Vote
BROOKDALE SENIOR LIVING HOME OUR NOMINEES OUR STRATEGY ATTEMPTED ENGAGEMENT WITH ORTELIUS WHAT THE EXPERTS ARE SAYING SHAREHOLDER RESOURCES The Board Has Established a Clear and Compelling Strategy for Creating Shareholder Value That Has Already Demonstrated Significant Momentum Vote “FOR” ONLY Brookdale’s Eight Nominees on the BLUE Proxy Card Over the Past Several Years, We Streamlined Operations, Simplified the Business, Rationalized Our Lease Portfolio and Reduced Leverage - Brookdale’s Post-COVID Growth Is In Line with Its Peers and, in 2024, the Company Outperformed Compared to 2019 Across Key Metrics: Consolidated RevPAR was 18% higher in 2024 than 2019 Operating income per available unit was 8% higher in 2024 than 2019 Adjusted EBITDA Margin is higher than 2019 levels and is continuing to rise Brookdale Is Executing on Five Key Initiatives We Believe Will Deliver Meaningful Shareholder Value Improving operating performance to drive higher occupancy, improved rates, and robust cash flow (2 Optimizing our real estate portfolio to focus management’s efforts on assets that can yield the greatest value for shareholders 3 Reinvesting capital into our communities using a portion of asset sale proceeds and improving operations (4) Reducing our leverage to maintain financial flexibility and resilience Brookdale’s Plan is Working 5 Ensuring high-quality environments for our residents and our associates Renegotiated leases for ~250 communities inherited by the Company since 2022 and reduced the number of leased units by 19% since Q1 2021 Reduced community portfolio from more than 1,000 in 2017 to less than 600 by year-end 2025 Reduced leverage ratio by nearly half over the prior two-year fiscal period Expecting to have implemented Brookdale Health Plus® in a total of ~190 communities by 2025 year-end Q1 2025 Results Brookdale’s solid first quarter results and annual guidance raise are a testament to the significant momentum underway as the Company continues to meet the diverse needs of the baby boomer demographic. Positive Adjusted Free Cash Flow1 - which typically has been negative in the first quarter Adjusted EBITDA1 that exceeded internal expectations and consensus estimates 80% same community weighted average occupancy, a key turning point towards positive cash flow generation 140 bps increase in consolidated weighted average occupancy Yoy2 4.9% growth in consolidated RevPAR YOY, exceeding internal expectations 90 bps expansion in operating income margin YoY - delivering the highest same community operating income margin achievement in five years Full Year 20251 Outlook 5.00% -5.75% RevPAR YoY growth $440M - $450M Adjusted EBITDA 1 See Non-GAAP Financial Measures located in the Disclaimer for further information 2 Year Over Year Protect the Value of Your Investment: Use the BLUE Proxy Card to Vote “FOR” ONLY Brookdale’s Eight Highly-Qualified Director Nominees Today How to Vote Investors Jessica Hazel Jessica.hazel@brookdale.com Media media.relations@brookdale.com Tim Lynch / Leigh Parrish Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 Privacy Policy Terms of Use Disclaimer If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. +1 (877) 750-5838 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other countries) How to Vote HOW TO VOTE
BROOKDALE SENIOR LIVING OUR OUR HOME NOMINEES STRATEGY ATTEMPTED ENGAGEMENT WITH ORTELIUS WHAT THE EXPERTS ARE SAYING SHAREHOLDER RESOURCES The Street Agrees: Brookdale Is Well-Positioned to Enhance Value for ALL Shareholders Vote “FOR” ONLY Brookdale’s Eight Nominees on the BLUE Proxy Card Sell-Side Analysts and Other Third Parties Support Brookdale’s Strategy and Leadership Changes and Are Positive About Our Value Creation Opportunity* Jefferies -- “Given the strength BKD saw in Q1 -- where occupancy moved notably above historical trends throughout the quarter -- the continued improvement in trends through Q2 QTD is a positive indicator of the ongoing improvement in sector fundamentals (i.e., demand-supply dynamics) that are being driven by demographic factors, which we believe will translate to NT EBITDA/FCF upside. As we look past 2025, we expect increasing demand matched by modest supply growth to translate to further occupancy gains and EBITDA/FCF acceleration for BKD that should translate to notable stock upside over the next few years.” 6.9.25 BARCLAYS “On Monday (6/9) after market close, BKD reported May weighted average occupancy of 80.0%, up 20 bps sequentially and 190 bps y/y. This is the first time the company has delivered 80% occupancy since April 2020 and marks a significant milestone in the multi-year recovery effort. QTD occupancy is now tracking at 79.9%, which is 50 bps ahead of our 2Q estimate and points to another solid RevPAR and EBITDA beat. Recall, on the 1Q earnings call BKD highlighted a number of strategic initiatives to boost profitable occupancy including the deployment of high-impact response (SWAT) teams and dynamic pricing strategies - both of which appear to be paying off.” 6.9.25 RBC R Capital Markets “Brookdale remains well-positioned to accelerate its recovery and capitalize on favorable demographic trends and constrained industry supply. Brookdale is currently in a strategic search for a new CEO with prior proven industry experience and ability to drive occupancy growth and operational improvement. With Health Plus, strategic portfolio actions, and marketing refinements, we believe BKD is uniquely equipped to drive profitable growth moving forward.” 5.20.25 Jefferies “Our positive thesis on BKD since our initiation last year has been predicated on the view that an aging baby boomer population (i.e., seniors are now getting to the age where more of them are needing to move into institutional care/residential settings) will drive a significant increase in demand for senior housing units, just as new supply growth remains tempered due to financing and construction costs. This thesis is starting to play out, in our view, and we point to BKD’s Q1 results as a good indicator of how demand strength is translating to improved occupancy, pricing power, and margins. As occupancy trends have come in higher than typical seasonality patterns, we expect BKD to outperform investor expectations throughout the year, even after mgmt’s guidance raise post-Q1. As BKD continues to rebuild its earnings and cash flow track record, we expect further upside to the stock.” 5.15.25 RBC R MACQUARIE “We believe BKD is moving in the right direction in organic growth and portfolio activities. Against a favorable supply demand backdrop, matching senior living peer performance and unlocking value should be the core mission of the next CEO. We welcome a proactive approach taken by the interim team and expect BKD to outperform if they can consistently execute on the current performance plan.” 5.7.25 Capital Markets “With BKD undertaking a CEO transition, we remain optimistic around the company’s positioning amid demographic tailwinds and upside from operating leverage as occupancy returns to pre-pandemic levels.” 5.7.25 nephron “A majority of the news for 1Q25 came three weeks ago with the announced CEO transition and Board refreshment. As a reminder, within that April 14th release the company noted that 1Q25 results were running favorable to internal projections as well as the consensus at the time. That was clearly the case with adjusted EBITDA coming in well above our estimate, mainly on better than expected cost management at the facility level. We would guess that the upside was larger than most expected post the positive pre- announcement. This is all being met with a modest boost to guidance as well.” 5.6.25 RBC Capital Markets “We were pleased to see BKD report strong 1Q results on strong occupancy momentum and operational cost controls, prompting management to raise its 2025 EBITDA guidance range by $7.5MM at the midpoint. Brookdale’s first quarter results came in comfortably ahead of our estimate, consensus, and management’s internal expectations, driven by solid occupancy momentum, as previewed in early April, and impressive cost containment.” 5.6.25 DEERFIELDR Advancing Healthcare® “Deerfield has been a long-term shareholder of Brookdale Senior Living and is one of Brookdale’s largest capital partners. Our enthusiasm about Brookdale’s future has never been greater and we support the Board’s efforts to extend Brookdale’s leadership in patient care and financial performance. We believe demand for Brookdale’s services will well outstrip supply in a few short years due to demographics alone. Revitalizing existing communities and executing a growth strategy made possible through rising operating cash flows can allow the company to close the growth and valuation gap with peers. In our view, this can comfortably yield a significantly higher equity value. Articulating a clear vision and establishing an incentive system to align stakeholders is foundational for the company to reach its potential. We look forward to supporting Brookdale as it brings new talent and energy to the Board and executive team.” 4.14.25 Jefferies “BKD’s CEO change underscores the Board’s focus on positioning the company to take advantage of these secular tailwinds, which we view positively.” 4.14.25 MACQUARIE * Permission to use quotes neither sought nor obtained Protect the Value of Your Investment: Use the BLUE Proxy Card to Vote “FOR” ONLY Brookdale’s Eight Highly-Qualified Director Nominees Today How to Vote Investors Jessica Hazel Jessica.hazel@brookdale.com Media media.relations@brookdale.com Tim Lynch / Leigh Parrish Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 Privacy Policy Terms of Use Disclaimer “We believe Brookdale is on the right path to improve cash flow and shareholder returns. We think Brookdale is a relatively high-risk, high- reward play on the private-pay senior housing industry benefiting from favorable supply and demand.” 3.11.25 If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. +1 (877) 750-5838 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other countries) How to Vote HOW TO VOTE
BROOKDALE SENIOR LIVING HOME OUR NOMINEES OUR STRATEGY ATTEMPTED ENGAGEMENT WITH ORTELIUS Shareholder Resources WHAT THE EXPERTS ARE SAYING Vote “FOR” ONLY Brookdale’s Eight Nominees on the BLUE Proxy Card May 29, 2025 Shareholder Letter #2 May 15, 2025 Shareholder Letter #1 Shareholder Letters Press Releases June 11, 2025 Brookdale Files Investor Presentation Highlighting Board’s Effective Oversight of Clear, Compelling Strategy to Deliver Long- Term Shareholder Value June 9, 2025 Brookdale Reports May 2025 Occupancy SHAREHOLDER RESOURCES HOW TO VOTE Download PDF Download PDF View Release View Release May 29, 2025 Brookdale Showcases the Strength and Effectiveness of Current Board of Directors View Release May 15, 2025 Brookdale Files Definitive Proxy Statement and Mails Letter to Shareholders View Release May 6, 2025 Brookdale Announces First Quarter 2025 Results and Increases Annual Guidance View Release April 24, 2025 Brookdale Appoints Joshua Hausman to Board of Directors View Release April 14, 2025 View Release Brookdale Announces CEO Transition and Board of Directors Refreshment April 8, 2025 Brookdale Reports March 2025 Occupancy March 10, 2025 Brookdale Reports February 2025 Occupancy March 5, 2025 Brookdale Confirms Receipt of Director Nominations June 11, 2025 Brookdale Investor Deck May 14, 2025 2025 Proxy Statement Presentations SEC Filings Protect the Value of Your Investment: Use the BLUE Proxy Card to Vote “FOR” ONLY Brookdale’s Eight Highly-Qualified Director Nominees Today How to Vote Investors Jessica Hazel Jessica.hazel@brookdale.com Media media.relations@brookdale.com Tim Lynch / Leigh Parrish Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449 Privacy Policy Terms of Use Disclaimer View Release View Release View Release View Presentation Download PDF If you have any questions about the Annual Meeting or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. +1 (877) 750-5838 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other countries) How to Vote